Glori Energy to Present at Robert W. Baird 2014 Growth Stock Conference

HOUSTON - May 1, 2014 — Glori Energy Inc. (Nasdaq: GLRI) (“Glori”), an energy technology company, today announced that the company will present at the Robert W. Baird 2014 Growth Stock Conference on Thursday, May 8 at 8:35 a.m. CDT at the Four Seasons Hotel in Chicago.

Stuart Page, CEO of Glori Energy, and Victor Perez, CFO of Glori Energy, will be presenting on behalf of the company. A live audio webcast and the archived replay of the presentation will be available on the investor section of Glori’s website at www.glorienergy.com.

WHAT: Robert W. Baird 2014 Growth Stock Conference

WHERE: Four Seasons Hotel, 120 East Delaware Place, Chicago, IL 60611

WHEN: Thursday, May 8, 2014, 8:35 a.m. CDT

WHO:

•	Stuart Page, CEO, Glori Energy
•	Victor Perez, CFO, Glori Energy

ABOUT GLORI ENERGY INC.

Based in Houston, Texas, Glori Energy Inc. is a technology focused energy company that applies its proprietary AEROTM System to oil fields in order to increase the amount of oil that can be economically recovered. Two-thirds of all oil discovered in a typical reservoir is unrecoverable using conventional production technology. Glori's microbial technology stimulates a reservoir’s native microorganisms to improve the recoverability of this trapped oil. Glori provides its AERO System as a service to third party E&P companies, and also uses its technology to increase oil production in fields that it acquires and redevelops in the United States. For more information visit: www.GloriEnergy.com.

FORWARD LOOKING STATEMENT

Any statements contained herein which are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements identified by or containing words like “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should”, or similar expressions. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements. Glori gives no assurances that the assumptions upon which such forward-looking statements are based will prove correct. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions (many of which are beyond our control), and are based on information currently available to us. Actual results may differ materially from those expressed herein due to many factors, including, without limitation: the risk that any projections, including earnings, revenues, expenses, margins, or any other financial expectations are not realized; competition and competitive factors in the markets in which Glori operates; the expected cost of recovering oil using the AERO System, demand for Glori’s AERO System and expectations regarding future projects; adaptability of the AERO System and development of additional capabilities that will expand the types of oil fields to which Glori can apply its technology; plans to acquire and develop additional oil fields and the availability of debt and equity financing to fund any such acquisitions; the percentage of the world’s reservoirs that are suitable for the AERO System; the advantages of the AERO System compared to other enhanced oil recovery methods; and Glori’s ability to develop and maintain positive relationships with its customers and prospective customers. Although Glori believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurances that such expectations will prove to be correct. These risks are more fully discussed in Glori’s filings with the Securities and Exchange Commission. Glori undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances, which arise after the date of this document except as required by law.

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Media Contact

Meredith Frazier

BIGfish Communications

(202) 609-7622

Glori@BIGfishMarket.com